Exhibit 99.1

Delek US Holdings Announces Departure of Chief Financial Officer

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 6, 2009--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced that Edward Morgan, Vice President and Chief Financial Officer, has submitted his resignation to the Company. Mr. Morgan will remain with Delek US through May 11, 2009 to facilitate an orderly transition while the Company searches for his permanent replacement.

Mr. Morgan joined the Company in 2002 and has served as the Chief Financial Officer of Delek US since April 2006. Morgan leaves the Company on amicable terms in order to pursue other career opportunities.

“During his seven years with Delek US, Ed has been instrumental in the growth of our Company,” stated Uzi Yemin, President and Chief Executive Officer of Delek US. “From our days as a start-up, to the IPO, to the present, Ed has been a valued member of the team. We are grateful for his many contributions and wish him well.”

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

CONTACT:
Investor Relations Contact:
Delek US Holdings, Inc.
Noel Ryan, 615-435-1356
Director of Investor Relations
or
Israel Media Contact:
ARAD Communications
Gali Dahan or Merav Gasar, 001-972-3-7693333